Exhibit 99.1

FS Bancorp, Inc.  Announces Completion of $50.0 Million Subordinated Notes Offering
MOUNTLAKE TERRACE, WA – February 10, 2021 – FS Bancorp, Inc. (NASDAQ:FSBW)  (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) announced today the issuance of $50 million aggregate principal amount of fixed-to-floating rate subordinated notes (the “Notes”) in a private placement transaction. The Company intends to use the net proceeds from the offering for general corporate purposes including providing capital to support the organic growth of the Bank, potential share repurchase activities, and potential acquisition opportunities.
The Notes have an initial fixed rate of 3.75% per annum, mature on February 15, 2031, and become callable at the Company’s option beginning on February 15, 2026 (“call date”), subject to certain exceptions. Starting on the call date, the interest rate will reset quarterly to an interest rate per annum equal to the current three-month SOFR plus 337 basis points.
Joe Adams, Chief Executive Officer of the Company, commented, “This successful capital raise is an affirmation of FS Bancorp’s franchise. This funding will allow us to remain nimble and  opportunitstic on behalf of our customers, employees, communities, and shareholders. Through issuance of these notes, we have further enhanced our capital levels, and we are pleased with the attractive pricing in the fixed income markets.”
In connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for  the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended, and have substantially the same terms as the Notes. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.
The lead placement agent was Raymond James & Associates, Inc., and co-placement agents were D.A. Davidson & Co. and Janney Montgomery Scott. Holland & Knight LLP served as legal counsel to the placement agents and Breyer & Associates, P.C. served as legal counsel to the Company.
This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy the Notes nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.
ABOUT FS BANCORP, INC.
FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21 bank branches, one headquarter office that produces loans and accepts deposits, and nine loan production offices in various suburban communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities, Washington.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities home lending markets.
Cautionary Note Regarding Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,”

“plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control.  Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the effect of the COVID-19 pandemic, including on the Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets, the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; legislative and regulatory changes, including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC which are available on its website at www.fsbwa.com and on the SEC's website at www.sec.gov.  Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company’s actual results for 2021 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company and could negatively affect its operating and stock performance.